Exhibit 5.1

PricewaterhouseCoopers LLP
111 5 Avenue SW, Suite 3100
Calgary, Alberta Canada T2P 5L3 Telephone +1 403 509 7500
Facsimile +1 403 781 1825

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (333-166738) of our report dated February 17, 2010 relating to the consolidated balance sheets as at December 31, 2009 and 2008 and the related consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as at December 31, 2009, which appears in Cenovus Energy Inc.’s Annual Report on Form 40-F for the year ended December 31, 2009.

We also consent to the reference to us under the heading “Experts” in the Final Short Form Prospectus contained in such Registration Statement

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Alberta

May 26, 2010

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate legal entity